Exhibit 99.1

Astrotech Corporation 5914 W. Courtyard Dr., Suite 340 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

ASTROTECH REPORTS FISCAL YEAR 2016 FINANCIAL RESULTS
- Increased total revenue 421% compared to fiscal 2015 -

Austin, Texas, September 26, 2016 – Astrotech Corporation (NASDAQ: ASTC), reported its financial results for the fourth quarter and fiscal year ended June 30, 2016.

"In fiscal 2016, Astrotech's revenue increased over four times to $2.7 million compared to fiscal 2015, and we continued to lay the foundation for future growth," said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. "Our 1st Detect subsidiary achieved significant milestones with our partners. We won a key government contract to develop next-gen explosive trace detection (ETD) systems for aviation security, for which there are over 15,000 ion mobility spectrometer (IMS) installations worldwide approaching end of life. We were also awarded the next stage for the Next Generation Chemical Detection (NGCD) Program, for which the U.S. military plans to procure an estimated 770 units. Furthermore, in July, we realigned resources, which reduced costs and will improve the subsidiary’s bottom line.

"Additionally, we positioned Astral Images to be a technology leader in automated image correction and enhancement in the digital media industry. We extended our product line with revolutionary Ultra-High Definition/High-Dynamic Range (UHD/HDR) technology, fostered relationships with post-production houses, and hired an industry leader to drive sales as the new HDR10 standard market begins to ramp.

"In summary, we advanced Astrotech's primary focus of building start-up companies for profitable divestiture to market leaders. We are excited about our market opportunities and our 2017 growth prospects," concluded Mr. Pickens.

Fiscal Year Financial Highlights
Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of contract revenue.
Revenue increased to $2.7 million for the year ended June 30, 2016, compared to $513 thousand for the year ended June 30, 2015, primarily reflecting 1st Detect's income from research-based, fixed-price, government-related subcontracts.

•	Gross profit was $339 thousand for the year ended June 30, 2016, compared to $89 thousand for the year ended June 30, 2015.

•	Loss from operations was $13.8 million for the year ended June 30, 2016, compared to $16.1 million for the year ended June 30, 2015, reflecting reduced SG&A, partially offset by increased R&D.

•
Cash and investments at June 30, 2016 were $25.7 million. In February 2016, the Company received 100% of the $6.1 million indemnity holdback related to the sale of Astrotech Space Operations to a wholly-owned subsidiary of Lockheed Martin Corporation in August 2014.

•	Astrotech Corporation had no debt at June 30, 2016.

Highlights of Astrotech's Subsidiaries

1st Detect

•	Advancing Aviation Security with Smiths Detection Inc.

◦
Won a contract with Smiths Detection to develop next generation ETD systems for the Department of Homeland Security Science and Technology Directorate (DHS S&T) using 1st Detect’s breakthrough chemical analyzer technology. The ETD technology development phase is expected to last through

September 2017 and yield a solution that delivers far greater accuracy than the current generation of IMS technology while greatly expanding the library of detectable explosives and improving passenger and carry-on baggage screening and other homeland security operations.

◦	Smiths Detection Inc., a subsidiary of Smiths Group (LSE: SMIN, ADR: SMGZY), is the leading incumbent provider of IMS instrumentation.

•	Furthering NGCD with Battelle Memorial Institute

◦
Completed the brassboard stage, the second step of the technology development phase, for its multi-sample identifier detector (MSID) solution for the U.S. military's three-phase, multi-year NGCD development program.

◦
Secured, in August 2016, the award for the prototype stage, the third and final step of the technology development phase, for which 1st Detect will sell its chemical analyzer to Battelle for integration into prototype units for performance testing in a variety of military operational environments.

◦	Battelle Memorial Institute is one of the leading providers of instrumentation to the military.

•	Enhanced Competitive IP Portfolio

◦
Granted six U.S. patents during fiscal 2016, bringing total to 16 granted U.S. patents, six granted foreign patents, eight pending U.S. patent applications, and 10 pending foreign patent applications at June 30, 2016.

•	Addressing Large and Diverse Industrial and Commercial Markets Requiring Customized Solutions

◦	Continuing to explore and educate the market.

◦	Focusing on customer-funded, joint-development programs.

Astral Images

•	Positioning Astral Images as the Leading Solution for Automated Image Correction and Enhancement

◦
Launched new UHD/HDR color match conversion software package, Astral HDR ICE™, for upgrading digital and traditional films to the new HDR10 standard at a fraction of the cost of competing manual solutions.

◦	Appointed Rob Hummel, motion picture technology expert with a successful track record at Disney, DreamWorks, Sony, and Warner Bros., as SVP of Business Development to lead sales expansion.

◦	Selected to perform limited film restoration by a worldwide technology leader in the media and entertainment sector.

Astrogenetix

•
Continued long-term efforts to use the unique power of microgravity to develop a novel vaccine and therapeutic products, including pursuing an investigational drug application with the Food and Drug Administration for Salmonella in conjunction with NASA.

About Astrotech Corporation
Astrotech Corporation (NASDAQ: ASTC) is an innovative science and technology development and commercialization company that invents, acquires, and commercializes technological innovations sourced from internal research, universities, laboratories, and research institutions, and then funds, manages, and builds proprietary, scalable start-up companies for profitable divestiture to market leaders to maximize shareholder value. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells powerful, highly sensitive, and accurate mass spectrometers that can be used in explosive and chemical warfare detection for the Department of Homeland Security and the military. Sourced from decades of image research from the laboratories of IBM and Kodak combined with classified satellite technology from government laboratories, Astral Images sells film-to-digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K UHD/HDR format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track, on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014.

Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact Cathy Mattison, LHA Investor Relations, (415) 433-3777, ir@astrotechcorp.com

Tables follow

ASTROTECH CORPORATION
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share data)

	June 30,
	2016	2015
Revenue	$2,671	$513
Cost of revenue	2,332	424
Gross profit	339	89
Operating expenses:
Selling, general and administrative	7,708	12,966
Research and development	6,469	3,234
Total operating expenses	14,177	16,200
Loss from operations	(13,838)	(16,111)
Interest and other income, net	379	224
Loss from continuing operations before income taxes	(13,459)	(15,887)
Income tax benefit	25	5,941
Loss from continuing operations	(13,434)	(9,946)
Discontinued operations
Income from operations of ASO business (including gain from sale of $25.4 million in 2015)	—	26,739
Income tax expense	—	(6,138)
Income from discontinued operations	—	20,601
Net (loss) income	(13,434)	10,655
Less: Net loss attributable to noncontrolling interest	(339)	(123)
Net (loss) income attributable to Astrotech Corporation	(13,095)	10,778
Less: Deemed dividend to State of Texas Funding	—	531
Net (loss) income attributable to common stockholders	$(13,095)	$10,247

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(13,095)	$(9,823)
Income from discontinued operations, net of tax	—	20,601
Net (loss) income attributable to Astrotech Corporation	$(13,095)	$10,778

Weighted average common shares outstanding:
Basic and diluted	20,388	19,811

Basic and diluted net (loss) income per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.64)	$(0.52)
Net income from discontinued operations	—	1.04
Net (loss) income attributable to Astrotech Corporation	$(0.64)	$0.52

Other comprehensive (loss) income, net of tax:
Available-for-sale securities
Net unrealized losses, net of tax benefit of $0 and $8	$(92)	$(15)
Reclassification adjustment for realized losses included in net (loss) income	14	—
Total comprehensive (loss) income attributable to Astrotech Corporation	$(13,173)	$10,763

ASTROTECH CORPORATION
Consolidated Balance Sheets
(In thousands, except share data)

	June 30,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$4,399	$2,330
Short-term investments	17,102	23,161
Accounts receivable	156	198
Costs and estimated revenues in excess of billings	451	—
Inventory:
Raw materials	327	245
Work-in-process	75	30
Finished goods	94	234
Indemnity receivable	—	6,100
Prepaid expenses and other current assets	319	296
Total current assets	22,923	32,594
Property and equipment, net	3,392	3,108
Long-term investments	4,208	8,516
Total assets	$30,523	$44,218

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$237	$398
Accrued liabilities and other liabilities	1,563	1,741
Income tax payable	—	190
Total current liabilities	1,800	2,389
Other liabilities	96	101
Total liabilities	1,896	2,490

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized, no shares issued and outstanding, at June 30, 2016 and June 30, 2015, respectively	—	—
Common stock, no par value, 75,000,000 shares authorized; 21,811,153 and 21,864,548 shares issued at June 30, 2016 and June 30, 2015, respectively; 20,627,511 and 20,743,973 shares outstanding at June 30, 2016 and June 30, 2015, respectively	189,294	189,007
Treasury stock, 1,183,642 and 1,120,575 shares at cost at June 30, 2016 and June 30, 2015, respectively	(2,828)	(2,672)
Additional paid-in capital	1,419	1,139
Accumulated deficit	(159,117)	(146,022)
Accumulated other comprehensive loss	(101)	(23)
Equity attributable to stockholders of Astrotech Corporation	28,667	41,429
Noncontrolling interest	(40)	299
Total stockholders’ equity	28,627	41,728
Total liabilities and stockholders’ equity	$30,523	$44,218